Exhibit 99.1

Columbia Sportswear Company Provides Update on COVID-19 North America Store Impacts

PORTLAND, Ore.--(BUSINESS WIRE)-- Columbia Sportswear Company (Nasdaq: COLM, “Columbia”), a global leader in designing, sourcing, marketing and distributing outdoor, active and everyday lifestyle apparel, footwear, accessories, and equipment products, today announced that to protect the health and safety of its employees, consumers and the communities where it operates, it will close its North America brick and mortar retail stores on Monday, March 16. Columbia expects these stores to remain closed through Friday, March 27.

Consumers seeking the products of the Columbia family of brands are encouraged to visit the respective brand e-commerce sites at: www.columbia.com, www.sorel.com, www.mountainhardwear.com, and www.prana.com.

“The health and safety of our employees, consumers and the communities where we live and work is paramount to us,” said Tim Boyle, Chair, President and CEO of Columbia Sportswear. “During this temporary closure we are also offering catastrophic paid leave to our employees most affected by this virus in an effort to live our values of Doing the Right Thing for our employees, consumers and communities.”

In addition to the North America store closures, Columbia has taken many steps to carry out the health and safety advice from health authorities around the world. These steps have included store closures in select markets outside of North America, enhanced cleaning protocols in all locations, implementation of work from home plans to reduce health risks, facilitation of sick leave to encourage and enable employees to stay home and avoid the risk of spreading illness to others, and travel restrictions to limit potential transmission of COVID-19.

Columbia’s administrative facilities remain open to provide customer support with the least amount of disruption possible. As Columbia continues to monitor this complex and rapidly evolving situation, Columbia’s plans may change.

“Columbia has been in business since 1938 and weathered many storms by keeping its focus on the well-being of its employees, consumers and the larger community,” said Tim Boyle.

About Columbia Sportswear Company:

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company’s brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements often use words such as "will", "anticipate", "estimate", "expect", "should", "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and

Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the ultimate geographic spread of the coronavirus, the severity of the disease, the duration of the COVID-19 outbreak, and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Investor Contact:
Andrew Burns
503-985-4112
aburns@columbia.com